As filed with the Securities and Exchange Commission on May 24, 1999

                                   Registration Statement No. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       -----------------------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       -----------------------------------

                            ENTERPRISE BANCORP, INC.
             (Exact name of Registrant as specified in its charter)


     Massachusetts                                  04-3308902
(State of incorporation)              (I.R.S. Employer Identification Number)

                              222 Merrimack Street
                           Lowell, Massachusetts 01852
                                 (978) 459-9000

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)


                               JOHN P. CLANCY, JR.
                                    Treasurer
                            Enterprise Bancorp, Inc.
                              222 Merrimack Street
                           Lowell, Massachusetts 01852
                                 (978) 656-5502

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:
                             STEPHEN J. COUKOS, ESQ.
                            Sullivan & Worcester LLP
                             One Post Office Square
                                Boston, MA 02109
                                 (617) 338-2912

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.|X|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.|_|

                                          CALCULATION OF REGISTRATION FEE

  Title of Securities      Amount to           Proposed Maximum             Proposed Maximum             Amount of
         Being                 be                  Offering                Aggregate Offering         Registration Fee
       Registered          Registered         Price Per Share(1)                Price(1)

      Common Stock          250,000                 $8.70                      $2,175,000                 $604.65

     (1)  Estimated  solely for the purpose of calculating the  registration fee under to Rule 457 of the Securities Act of 1933.  There is no active  trading market for the Common Stock and the proposed  maximum  offering price is based upon the book value of the Common Stock at March 31, 1999.

Prospectus

                            ENTERPRISE BANCORP, INC.



                           DIVIDEND REINVESTMENT PLAN



         Enterprise Bancorp, Inc. (also referred to in this prospectus as the Company) is offering to stockholders the opportunity to participate in an automatic dividend reinvestment plan (referred to in this prospectus simply as the Plan). The Plan provides stockholders with a convenient and economical way to purchase additional shares of the Company's common stock, par value $0.01 per share (also referred to in this prospectus as the Common Stock), without the payment of any brokerage commissions or service fees of any kind. The Company may issue up to 250,000 shares of Common Stock under the Plan.

         If you choose to participate in the Plan you will have the choice of automatically reinvesting the cash dividends you would otherwise receive on either all or only some of the shares of Common Stock registered in your name.

         There currently is no active trading market for the Common Stock. In the absence of an active trading market to set the price at which shares may be purchased under the Plan, the Company's Board of Directors will establish from time to time the purchase price for the shares to be issued under the Plan. All shares that you may purchase under the Plan will be, at least initially, either newly issued shares or shares issued from treasury. We expect to retain an independent third party to advise our Board of Directors in connection with this periodic valuation of the Common Stock. We expect that we will continue to pay dividends on an annual basis and that our Board of Directors will receive valuation advice for purposes of setting the purchase price under the Plan before each declaration and payment of a cash dividend on the Common Stock. If an active trading market for the Common Stock develops in the future, then we expect that the purchase price of shares under the Plan will be based at that time on the market price of the Common Stock as established by such active trading market.

         If you prefer not to participate in the Plan you will continue to receive checks for future cash dividends, as and when paid by the Company, in the usual manner.

         You should not view the existence of the Plan as a guaranty that we will continue to pay cash dividends on the Common Stock in the future. Although we have paid an annual cash dividend in each of the last seven years (not including the most recently declared dividend), and intend to continue to do so, our ability to pay future dividends, as well as the amount and timing of any such dividends, will depend on a number of factors, such as our ongoing capital requirements, regulatory limitations, our future operating results and financial condition, our anticipated future growth and general economic conditions.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

         The shares of Common Stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other federal or state governmental agency or fund, and involve investment risk, including the possible loss of principal.

         We urge you to consider the matters set forth under the heading "Risk Factors" beginning on page 4 of this prospectus.

                   The date of this prospectus is May 24, 1999

         You should rely only on the information contained or incorporated by reference in this prospectus to decide whether you wish to participate in the Plan. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus, and neither the delivery of this prospectus nor the issuance of shares of the Common Stock pursuant to the Plan shall create any implication to the contrary.




                                TABLE OF CONTENTS



Section                                                                 Page

THE COMPANY..............................................................3

RISK FACTORS.............................................................4

THE PLAN ................................................................5

USE OF PROCEEDS.........................................................12

EXPERTS  ...............................................................12

LEGAL MATTERS...........................................................12

INDEMNIFICATION.........................................................12

WHERE YOU CAN FIND MORE INFORMATION.....................................13


         Our address is Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852 and our telephone number is (978) 459-9000.

                                   THE COMPANY

Overview

         The Company is a Massachusetts corporation and the holding company for Enterprise Bank and Trust Company (which we refer to in this prospectus simply as the Bank). The only office of the Company, and its principal place of business, is located at the main office of the Bank at 222 Merrimack Street, Lowell, Massachusetts 01852.

         The Company does not engage in any active business activities, other than indirectly through its ownership of the Bank. In the future, the Company may become an operating company or acquire other banking institutions or companies engaged in bank-related or otherwise permissible nonbanking activities. At this time, however, we do not have any definitive plans to engage in any such activities or acquisitions and we expect that our primary business for the foreseeable future will be the ongoing business of the Bank.

         The Bank is a Massachusetts-chartered commercial bank, which commenced business on January 3, 1989. The Bank offers a range of commercial, consumer and trust services with a goal of satisfying the needs of consumers, small and medium-sized businesses and professionals.

Market Area

         Our primary market area is composed of Greater Lowell and the Leominster/Fitchburg, Massachusetts area. Including our main office in Lowell, the Bank operates a network of six offices in the following Massachusetts communities:

         o        Lowell

         o        Chelmsford

         o        Billerica

         o        Leominster

         o        Tewksbury

         o        Dracut

         We are also currently in the process of establishing an additional branch office of the Bank in Westford, Massachusetts. We expect this newest branch to open in the fourth quarter of 1999.

Competition

         We face strong competition in our primary market area. Numerous other banks, thrifts and credit unions operate in this market. Many of these competitors are much larger than we are. Their greater financial resources enable them to make larger loans to a single borrower than is possible for the Bank, offer a broad range of automated services, maintain numerous branch offices and mount extensive advertising and promotional campaigns. Competition for loans and deposits also comes from other businesses that provide financial services. These nonbanking competitors include:

         o        consumer finance companies

         o        factors

         o        mortgage brokers

         o        insurance companies

         o        securities brokerage firms

         o        money market mutual funds

         o        private lenders

         Notwithstanding the substantial competition we face, we believe that we have established a market niche in Greater Lowell and the Leominster/Fitchburg area, which has been enhanced in recent years by the acquisitions of other independent banks and the ongoing consolidation of competitors' operations and services.


                                  RISK FACTORS

No Assurance of Public Trading Market

         The Common Stock is not listed or otherwise qualified for trading on the Nasdaq Stock Market, any stock exchange or any other market system. No assurance can be given that a public trading market for the Common Stock will develop in the future. Consequently, any purchase of shares of Common Stock may constitute a long-term, illiquid investment.

Year 2000 Compliance

         Year 2000 compliance issues concern the inability of computer systems to accurately calculate, store or use data after 1999. These issues may cause our computer systems, or those of our significant vendors or customers, to process critical financial and operational information incorrectly. We have taken action over the past year to correct this problem in accordance with guidelines issued by the Federal Financial Institutions Examination Council, and we expect to continue such efforts until all of our important business computer systems, and those of our significant vendors and customers, are Year 2000 compliant. There can be no assurance, however, that the systems of the Company, or those of our significant vendors and customers, will be completely Year 2000 compliant on a timely basis. There also can be no assurance that the systems of third party vendors on which our systems rely will be completely Year 2000 compliant on a timely basis. The failure of the Company or a critical third party vendor to timely correct all Year 2000 issues that may affect its systems could cause, among other adverse consequences:

         o        systems malfunctions

         o        incorrect or incomplete transaction processing

         o        inability to reconcile accounting books and records

         Our operations and financial condition could be negatively impacted to the extent that the Company, our customers or our significant vendors are unsuccessful in timely and properly addressing our respective Year 2000 compliance responsibilities.

Our Performance May Decline If We Lose The Services of Key Individuals

         Both our chairman and chief executive officer, George L. Duncan, and our president and chief operating officer, Richard W. Main, play critical roles in our ongoing business success. The loss of either Mr. Duncan or Mr. Main, and the resulting loss of the leadership, business experience and expertise and community involvement and visibility each provides to the Company, could result in a material adverse effect on the future growth and operations of the Company as well as our ability to compete successfully in our market area.


                                    THE PLAN

         The text of the Plan consists of the following questions and answers:

Purpose

1.       What is the purpose of the Plan?

         The purpose of the Plan is to provide stockholders with a convenient and simple method of investing cash dividends in additional shares of Common Stock without payment of brokerage commissions or service fees of any kind. The shares acquired under the Plan will be purchased directly from the Company, in which event such shares will be either authorized but unissued shares or shares held in the treasury of the Company. These sales of shares by the Company will provide additional funds to the Company. The Company intends to add the proceeds of such sales to the general funds of the Company for general corporate purposes.

Advantages

2. What are the advantages of the Plan?

         A participant in the Plan may have cash dividends on all of the shares or less than all of the shares of Common Stock registered in the Participant's name automatically reinvested in additional shares of Common Stock. Participants in the Plan pay no brokerage fee or service charge in connection with purchases under the Plan. Funds are fully invested through the purchase of fractions of shares, as well as whole shares, and proportionate cash dividends on fractions of shares will be used to purchase additional shares. You will also avoid the necessity of safekeeping certificates for shares credited to your Plan account, because, unless you request otherwise, all shares purchased for your Plan account will be held in "uncertificated" form. All participants in the Plan will receive statements of account, which will simplify your record keeping.

Administration

3.       Who will administer the Plan?

         The Bank, which is a registered transfer agent, will administer the Plan, keep records, send statements of account activity to participants and perform other duties related to the Plan. Participants may contact the Bank for Plan purposes either in writing, to Enterprise Bank and Trust Company, 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: Dividend Reinvestment Plan, or by telephone at 1-978-459-9000.

Participation

4. Who is eligible to participate?

         All holders of record of Common Stock are eligible to participate fully in the Plan. If your shares are registered in a name other than your own (for example, in the name of a broker or bank nominee), then, if you want to participate in the Plan, you must either make appropriate arrangements for the nominee to participate in the Plan or you must become the stockholder of record for your shares by having your shares transferred to your own name.

         Stockholders who are not residents of the United States will not be eligible to participate in the Plan if their dividends are or become subject to United States income tax withholding. In addition, you will not be eligible to participate in the Plan if you are or become subject to backup withholding taxes.

         Your right to participate in the Plan is not transferable apart from a transfer of your underlying Common Stock to another person.

         You or, if  appropriate,  your  broker,  bank  nominee or trustee  must
supply  the  Bank  with  your  valid   social   security   number  or   taxpayer
identification number in order to be eligible to participate in the Plan.

5. How does an eligible stockholder participate and when is participation effective?

         A stockholder of record may join the Plan at any time by signing the Authorization Card which accompanies this prospectus and returning it to the Bank. An additional Authorization Card may be obtained at any time by written request to the Bank. A stockholder electing to join the Plan may participate with respect to any number of shares owned of record.

         Reinvestment of dividends commences with the first dividend paid after a stockholder joins the Plan, provided that an Authorization Card is received from the stockholder by the Bank before the record date for such dividend.

6.       What does the Authorization Form provide?

         The Authorization Form allows you to decide the extent to which you want to participate in the Plan by choosing one of the following two investment options:

         o "Full Dividend Reinvestment" directs the Company to invest in accordance with the Plan all of your dividends on all shares of Common Stock now and in the future registered in your name

         o "Partial Dividend Reinvestment" directs the Company to remit cash dividends to you on those whole shares specified in the appropriate space on the Authorization Form and directs the Company to invest the remaining dividends in shares of Common Stock in accordance with the Plan

Purchases and Price of Shares

7. How will the price of shares purchased under the Plan be determined?

         The price of the shares purchased for your Plan account with dividends on the Common Stock, including dividends on the shares credited to your Plan account, will be a price determined by the Company's Board of Directors in its good faith judgment to equal the fair market value of the Common Stock at the approximate time at which each purchase of shares is made. If an active trading market for the Common Stock develops at any time in the future, and the Plan is still in effect at such time, the Company will amend the Plan so that the purchase price of shares under the Plan is based on the market price of the Common Stock as established by such active trading market.

8. When will the shares be purchased under the Plan?

         The purchase of shares under the Plan will occur as of each date on which a cash dividend that has been declared by the Company's Board of Directors is paid to stockholders. Dividend and voting rights with respect to shares purchased under the Plan will commence upon the settlement date for each such purchase.

9. How many shares will be purchased for participants?

         The number of shares to be purchased for your account at any one time will depend on the amount of the total dividend payable to you at such time and the price of the Common Stock at such time. Your account will be credited with the number of shares, including fractions to three decimal places, equal to the total dividend payable to you (or if you have chosen the "Partial Dividend Reinvestment" option, that portion of your dividend that is available for investment under the Plan), divided by the purchase price of the shares as established in accordance with the response to Question 7 above.

         In addition, the number of shares that the Company may issue under the Plan at any time is limited to the number of shares that the Company has registered with the Securities and Exchange Commission (referred to in this prospectus simply as the SEC). At this time, the Company has registered 250,000 shares of the Common Stock with the SEC for issuance under the Plan.

Costs

10. Are there any expenses to participants in connection with purchases under the Plan?

         No. There are no brokerage commissions or service charges of any kind. All costs of administration of the Plan are paid by the Company.

Reports to Participants

11. What kind of reports will be sent to participants in the Plan?

         After each purchase, each participant will receive a statement of his or her account, including the number of shares purchased and the purchase price for such shares. These statements of account will serve as your continuing record of the cost of each of your purchases under the Plan and should be retained for tax purposes. In addition, each participant will receive, from time to time, copies of all communications sent to every other stockholder.

Dividends

12. Will participants be credited with dividends on shares held in their account under the Plan?

         Yes. The Company pays dividends, as declared, to the record holders of all issued and outstanding shares of Common Stock. If you choose the "Full Dividend Reinvestment" option, then all dividends on shares held in the Plan will be reinvested in additional shares of Common Stock under the Plan. If you choose the "Partial Dividend Reinvestment" option, then, to the extent that you request that cash dividends on Plan shares be sent to you, the Bank will send the dividends on these shares to you in the usual manner in which cash dividends are paid. In the latter case, if there are remaining Plan shares for which dividends are to be reinvested, then the dividends on such shares will be reinvested for your account in additional shares of Common Stock.

Certificates for Shares

13. Will certificates be issued for shares purchased?

         The number of shares credited to your account under the Plan will be shown on your statement of account. Unless you otherwise request, shares held in your Plan account will be "uncertificated".

         You may obtain a certificate for any number of shares, up to the number of all whole shares, credited to your account under the Plan at any time by mailing a written request to the Bank at the address set forth in response to Question 3 above.

         Shares credited to your account under the Plan may not be pledged, so long as they are held in uncertificated form. If you wish to pledge some or all of these shares, you must request that a certificate for the shares you wish to pledge be issued in your name.

         We will not issue certificates for fractional shares under any circumstances.

14. In whose name will accounts be maintained and certificates registered when issued?

         Accounts for each participant will be maintained by the Bank in the participant's name as shown on the Company's records at the time the participant enters the Plan. When issued, certificates for whole shares will be registered in such account name.

         Upon written request, certificates also may be registered and issued in names other than the participant's name, subject to compliance with any applicable laws and the payment by the participant of any applicable taxes, provided that the request bears the signature of the participant and the signature is guaranteed by a commercial bank or trust company or by a member of a qualified stock exchange, such as the New York Stock Exchange or Boston Stock Exchange.

Changing Method of Participation and Withdrawal from Participation

15. How may a participant change his or her way of participating in the Plan?

         You may change your method of participating in the Plan at any time by completing an Authorization Form and returning it to the Bank or by submitting a written request to the Bank.

16. When will a participant's request to change his or her method of participation become effective?

         Any changes in your method of participating in the Plan will become effective as of the next upcoming dividend payment date if written notice of such intention is received by the Bank before the record date for such dividend payment.

17. May a participant withdraw from the Plan?

         Yes. The Plan is entirely voluntary and you may withdraw from the Plan at any time.

18. How does a participant withdraw from the Plan?

         In order to withdraw from the Plan, a participant must notify the Bank in writing that he or she wishes to withdraw. Written notice should be addressed to the Bank at the address set forth in response to Question 3 above. When a participant withdraws from the Plan, or upon termination of the Plan by the Company, a certificate for all whole shares credited to the participant's account under the Plan will be issued and a cash payment will be made for any remaining fraction of a share. The cash payment for a fractional share interest will be based on the most recent determination by the Company's Board of Directors of the fair market value of the Common Stock or, if an active trading market then exists for the Common Stock, on the market price of the Common Stock as established by such active trading market.

         If the Bank receives a request from a participant to withdraw from the Plan on or after the record date for a cash dividend, the cash dividend paid on the applicable dividend payment date will be reinvested in Common Stock and credited to the participant's account in accordance with the participant's previous instructions under the Plan. The request to withdraw will then be processed as promptly as reasonably possible following such dividend payment date. Thereafter, all cash dividends declared and paid by the Company on such former participant's shares of Common Stock will be paid by check to such former participant in accordance with the Company's normal dividend payment procedures. A stockholder may elect to re-enroll in the Plan at any time.

19. What happens if a participant dies or becomes legally incapacitated?

         Upon receipt by the Bank of notice of death or adjudicated incompetence of a participant, no further purchases of shares will be made for the Plan account of the participant. The shares and any cash held by the Plan in the participant's account will be delivered to the appropriate person upon receipt of evidence satisfactory to the Bank of the appointment of a legal representative and instruction from the representative regarding delivery.

Voting

20. How will a participant's shares held under the Plan be voted at meetings of stockholders?

         You will receive a single proxy card covering those whole shares of Common Stock credited to your account under the Plan and those shares registered in your name that are not within the Plan. If the proxy card is returned properly signed and marked for voting, all of the shares will be voted as marked. The total number of whole shares held may also be voted in person at stockholders' meetings.

         If a proxy card is returned properly signed but without instructions as to the manner in which shares are to be voted with respect to any item, then all of your whole shares (that is, both under the Plan and outside of the Plan) will be voted (to the extent legally permissible) in accordance with the recommendations of the Company's Board of Directors. If the proxy card is not returned, or if it is returned unsigned or improperly signed, none of your shares covered by such proxy card will be voted unless you or your duly appointed representative votes in person at the meeting. These procedures are consistent with the voting procedures that apply with respect to stockholders who are not participating in the Plan.

Limitations on Participation

21. Are there limitations on participation in the Plan?

         The Company reserves the right to limit participation in the Plan for any reason, even if a stockholder is otherwise eligible to participate. Some stockholders may be residents of jurisdictions in which the Company determines that it may not legally or economically offer its shares under the Plan, and accordingly residents of such jurisdictions may be precluded from participating in the Plan. The Company has no present plans to limit participation in the Plan by any stockholder of record for reasons other than those that may be generally applicable to all stockholders, but it reserves such right in the event that it determines in its sole discretion that such limitation may be in the best interests of the Company.

Tax Consequences

22. What are the federal income tax consequences of participation in the Plan?

         The amount of cash dividends paid by the Company to a participant must be included in the participant's taxable income to the extent of the Company's earnings and profits, even though the cash dividend has been reinvested under the Plan. The cost basis for federal income tax purposes of any shares acquired through the Plan will be the price at which the shares are purchased for the participant's Plan account.

         A participant will not realize any taxable income upon receipt of certificates for whole shares which have been credited to the participant's account, whether received upon the participant's request, or upon termination of participation in the Plan or upon termination of the Plan.

         A participant will realize gain or loss when shares are sold or exchanged after withdrawal from, or termination of, the Plan and, in the case of a fractional share, when the participant receives a cash payment for a fraction of a share credited to his or her account. The amount of such gain or loss will be the difference between the amount that the participant receives for the shares or fraction of a share and the tax basis therein. Gain will be long term if the participant's holding period for the shares exceeds one year. The holding period for shares acquired pursuant to the Plan will begin on the day following the applicable dividend payment date.

         We believe the foregoing is an accurate summary of the federal income tax consequences of participation in the Plan as of the date of this prospectus, but we urge you to consult with your own tax adviser for advice applicable to your particular situation and for any state, local or foreign tax consequences that may apply to you.

Sale of Plan Shares

23. When and how may a participant sell shares held in the Plan?

         Any participant, including a participant who is withdrawing from the Plan, may sell some or all of his or her shares in the Plan in a privately negotiated transaction or, if an active trading market exists for the Common Stock at the time of such sale, in the market through the participant's broker. If you wish to sell some or all of the shares held in your Plan account, you must first request the Bank in writing to send to you a certificate or certificates representing the number of shares credited to your Plan account that you wish to sell. As soon as reasonably possible after receipt of your request, the Bank will issue to you a certificate or certificates representing such number of shares in your name as it appears in your Plan account, unless you provide the Bank with other instructions in writing.

         If you wish to sell some or all of your shares in the Plan you should be aware of the risk that the price of the Common Stock may decrease between the time that you decide to sell shares in the Plan and the time that the sale is completed. This risk is borne solely by you. In a sale through a broker, no check for proceeds of such sale will be issued prior to the settlement of funds from the brokerage firm through which the shares in the Plan are sold. Settlement typically occurs three business days after the sale of the shares.

Resale Restrictions

24. Are employees restricted in any way from reselling shares acquired under the Plan?

         Some employees are so restricted. Employees who are "affiliates" of the Company, as that term is defined under SEC rules, may not publicly re-offer shares acquired under the Plan except pursuant to Rule 144 of the SEC or pursuant to an effective registration statement or an exemption from SEC registration requirements. An "affiliate" is a person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Directors and executive officers of the Company are ordinarily considered "affiliates" of the Company. The Company has no present intention of filing a registration statement which would permit the Company's affiliates to re-offer shares acquired under the Plan other than pursuant to Rule 144 or an exemption from SEC registration requirements.

         Provided that employees who are not affiliates of the Company comply with all relevant federal and state securities laws and regulations, they are free to sell, at any time, as are all other participants, their shares acquired under the Plan.

         Any directors and executive officers of the Company who may participate in the Plan may be subject to reporting obligations under Section 16(a), but will not be subject to the short-swing profit recovery provisions of Section 16(b), of the Securities Exchange Act of 1934 with respect to their shares purchased under the Plan.

Miscellaneous

25. What happens if a participant sells or transfers all of the shares registered in his or her name other than shares under the Plan?

         If a participant disposes of all shares registered in his or her name other than shares held under the Plan, the Company will, unless otherwise instructed by the participant, continue to reinvest the dividends on the shares credited to the participant's Plan account. If a participant, however, has only a fractional share of stock credited to his or her Plan account on the record date for any dividend, then the Company reserves the right not to reinvest any additional dividends on such fractional share. If the Company exercises this right, the participant will receive a cash adjustment representing such fractional share interest and a cash payment for the dividend.

26. What happens if the Company declares a stock split, stock dividend or makes a rights offering?

         Any stock dividends or split shares distributed by the Company on shares credited to your Plan account will be added to the account. Stock dividends or split shares distributed on shares registered in your name directly, and not held under the Plan, will be mailed directly to you in the same manner as delivered to stockholders who are not participating in the Plan.

         In the event of a rights offering (that is, an offering by the Company to all stockholders of rights to purchase additional shares of Common Stock based, with respect to each stockholder, on the number of shares held by the stockholder at the time of the offering), you will receive rights based upon the total number of whole shares credited to your Plan account and the number of shares owned in your name outside of the Plan.

27. What is the responsibility of the Company and the Bank under the Plan?

         The Company and the Bank will not be liable for any act done in good faith or for any omission to act in good faith, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon a participant's death prior to receipt of notice in writing of such death.

         You should recognize that neither the Company nor the Bank can assure you of a profit or protect you against a loss on any shares purchased for your account under the Plan. An investment in shares of Common Stock under the Plan is, as is any equity investment, subject to investment risk and possible loss of some or all of the principal amount invested.

28. Who interprets and regulates the Plan?

         The Company reserves the right to interpret and regulate the Plan as may be necessary or desirable in connection with the operation of the Plan and to make all factual determinations with respect to any issues that may arise in connection with the administration of the Plan. The Plan will be governed by the laws of the Commonwealth of Massachusetts.

29. Who bears the risk of market fluctuations in the Common Stock?

         Your investment in shares held in your Plan account is no different than your investment in any equity security purchased and held directly by you, including your shares of Common Stock held outside of the Plan. You will bear all risk of loss that may result from changes in the price of the Common Stock. In addition, a decline in the sales price of the shares held in the Plan could occur between the time at which you notify the Bank of your request to receive a certificate for shares in your Plan account, in order to sell the shares, and the actual time of the sale. Neither the Company nor the Bank can guarantee that shares purchased under the Plan will, at any particular time, be worth more or not be worth less than their purchase price.

30. May the Plan be changed or terminated?

         While the Company presently intends to continue the Plan indefinitely, we reserve the right to suspend, modify or terminate the Plan at any time. Notice of such suspension, modification or termination will be sent to all participants. No such event will affect any shares then credited to a participant's account. We also reserve the right to terminate any individual participant's participation in the Plan at any time for any reason.

         Upon a termination of the Plan or of a participant's participation in the Plan, any uninvested cash dividends will be remitted in cash, a certificate for whole shares of Common Stock credited to the participant's account will be issued, and a cash payment will be made for any fractional share interest credited to the participant's account.


                                 USE OF PROCEEDS

         The Company intends to use the proceeds from the sale of its Common Stock under the Plan for general corporate purposes.


                                     EXPERTS

         The consolidated balance sheets of the Company as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998 included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 have been audited by KPMG LLP, independent accountants, as set forth in their report contained therein. Such financial statements are incorporated by reference in this prospectus upon the authority of such firm as experts in accounting and auditing.


                                  LEGAL MATTERS

         The validity of the Common Stock offered hereby will be passed upon for the Company by Sullivan & Worcester LLP, Boston, Massachusetts.


                                 INDEMNIFICATION

         The by-laws of the Company provide for the indemnification of each director, officer and employee against all expenses and liabilities reasonably incurred by or imposed on him in connection with any proceeding or threatened proceeding in which he may become involved by reason of his being or having been a director, officer or employee of the Company or any affiliate of the Company or any other entity at the request or direction of the Company's Board of Directors, so long as such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. The by-laws of the Company further provide:

         o if the Company is merged into or consolidated with another corporation and the Company is not the surviving corporation, the surviving corporation shall assume the indemnification obligations of the Company under the by-laws with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring at or prior to the date of such merger or consolidation

         o if the by-laws are invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify and advance expenses to each indemnitee as to any expenses (including reasonable attorneys' fees), judgments, fines, liabilities, losses, and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of the by-laws that has not been invalidated and to the fullest extent permitted by applicable law

         o if the Massachusetts General Laws are amended after adoption of the Company's by-laws to expand further the indemnification permitted to an indemnitee, the Company shall indemnify all such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification, in the event of any such actual liability under the Securities Act of 1933, is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

         The Articles of Organization of the Company provide that its directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability based on the following:

         o for any breach of the director's duty of loyalty to the Company or its stockholders

         o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law

         o for any unlawful distributions to stockholders or loans to officers or directors

         o for any transaction from which the director derived an improper personal benefit


                       WHERE YOU CAN FIND MORE INFORMATION

         The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

         The Company has filed a registration statement on Form S-3 to register with the SEC the shares of Common Stock to be issued pursuant to the Plan. This prospectus is a part of the registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

         The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about the Company, its finances and the Common Stock.

Enterprise  Bancorp,  Inc.  SEC Filings  (File No.  000-21021)  Incorporated  By
Reference:

         o        Annual  Report on Form 10-KSB for the year ended  December 31,
                  1998

         o Quarterly Report on Form 10-QSB for the three months ended March 31, 1999

         o Registration Statement on Form 8-A, dated July 16, 1996, relating to the Common Stock

         o Registration Statement on Form 8-A, dated January 14, 1998, relating to certain Preferred Share Purchase Rights

         We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering of the Common Stock offered by this prospectus.

         As a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus. Stockholders may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone. All such requests should be directed to:

                          Enterprise Bancorp, Inc.
                          222 Merrimack Street
                          Lowell, Massachusetts 01852
                          Attention:  John P. Clancy, Jr.,
                                      Treasurer
                          Telephone:  (978) 459-9000

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

         The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):


Registration fee                                               $ 604.65
Legal fees and expenses                                       18,000.00
Printing, mailing and other miscellaneous expenses             7,000.00
                                                             ----------
Total                                                        $25,604.65
                                                             ==========

All expenses in connection with the issuance and distribution of the securities being offered hereby will be borne by the Company.

Item 15.  Indemnification of Directors and Officers.

Included in Part I of this registration statement.

Item 16.  Exhibits

Exhibit No.      Description

         5 Opinion of Sullivan & Worcester LLP as to the legality of securities being registered
         23.1     Consent of KPMG LLP
         23.2     Consent of Sullivan & Worcester LLP (included in Exhibit 5)
         24 Power of Attorney (contained in signature page to this registration statement)

Item 17.  Undertakings.

(1) The undersigned registrant hereby undertakes:

         (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

         (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned registrant hereby undertakes, that for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lowell, Commonwealth of Massachusetts, on the 24th day of May, 1999.

                                     ENTERPRISE BANCORP, INC.


                                     By: /s/ George L. Duncan
                                         George L. Duncan
                                         Chairman and Chief Executive Officer

         The undersigned Officers and Directors of Enterprise Bancorp, Inc. hereby severally constitute George L. Duncan, Richard W. Main, Arnold S. Lerner and John P. Clancy, Jr., and each of them, acting singly, our true and lawful attorneys to sign for us and in our names in the capacities indicated below the Company's Registration Statement on Form S-3 and any and all amendments and supplements thereto, filed with the Securities and Exchange Commission, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.


Signatures                            Capacity                         Date
----------                            --------                         ----

/s/ George L. Duncan                  Chairman of the Board        May 24, 1999
George L. Duncan                      of Directors and Chief
                                      Executive Officer


/s/ John P. Clancy, Jr.               Treasurer (principal         May 24, 1999
John P. Clancy, Jr.                   financial officer)

/s/ Kenneth S. Ansin                  Director                     May 24, 1999
Kenneth S. Ansin

/s/ Walter L. Armstrong               Director                     May 24, 1999
Walter L. Armstrong

/s/ Gerald G. Bousquet, M.D.          Director                     May 24, 1999
Gerald G. Bousquet, M.D.

/s/Kathleen M. Bradley                Director                     May 24, 1999
Kathleen M. Bradley

/s/ John R. Clementi                  Director                     May 24, 1999
John R. Clementi

/s/ James F. Conway III               Director                     May 24, 1999
James F. Conway III

/s/ Lucy A. Flynn                     Director                     May 24, 1999
Lucy A. Flynn

/s/ Eric W. Hanson                    Director                     May 24, 1999
Eric W. Hanson

/s/ John P. Harrington                Director                     May 24, 1999
John P. Harrington

/s/ Arnold S. Lerner                  Director                     May 24, 1999
Arnold S. Lerner

/s/ Richard W. Main                   Director                     May 24, 1999
Richard W. Main

/s/ Charles P. Sarantos               Director                     May 24, 1999
Charles P. Sarantos

/s/ Michael A. Spinelli               Director                     May 24, 1999
Michael A. Spinelli